                                Lease Agreement
                                ---------------

                   concluded on March 7, 2000 by and between

Omega Invest Sp. z o.o., a limited liability company, established and existing under the laws of the Republic of Poland and registered in the register kept by the tribunal of Warsaw under number 54077, with a share capital of PLN 4,000.00 with its registered offices in Warsaw, ul. Lirowa 41, represented by Mr. Paul Gheysens, duly authorised for that purpose as evidence by a copy of the excerpt from the commercial register issued on February 8, 2000 attached hereto as appendix 1, hereinafter referred to as the "Lessor",


and


Carey Agri International Poland Sp. z o.o., a limited liability company, established and existing under the laws of the Republic of Poland and registered in the register kept by the tribunal of Warsaw under number 23244, with a share capital of PLN 33,567,150.00, with its registered offices in Warsaw, ul. Lubelska 13, represented by Mr. William Carey, duly authorised for that purpose as evidence by a copy of the excerpt of the commercial register issued on January 17, 2000 attached hereto as appendix 2, hereinafter referred to as the "Lessee",

 hereinafter individually and jointly referred to as a "Party" or the "Parties".


Whereas
-------

On February 17, 2000, the Parties have signed Heads of Terms, which are attached hereto as Exhibit 1. Under those Heads of Terms the Parties have agreed that they shall execute a lease agreement, the object will be the renting, by Carey Agri of a part of the building located at ul. Cybernetyki 17 B, in Warsaw (the "Building") and that they execute a share purchase agreement, the object of which being the purchase by Carey Agri or any such affiliate of CEDC Group as appointed by Carey Agri, of 100 % of the shares and voting rights of Flex Invest Sp. z o.o., a limited liability company established and existing under the laws of Poland and registered in the register kept by the tribunal of Warsaw under number 58246 ("Flex Invest"). The Share Purchase Agreement is attached hereto as
Exhibit 2.


Now and therefore, intending to be bound the Parties have agreed as follows:
----------------------------------------------------------------------------

Article 1: Object
-----------------

1.1. Under the terms and conditions herein, the Lessor leases to the Lessee parts of the building being built by the Lessor at ul. Cybernetyki 17 B, in Warsaw defined as:

     - approximately 9,750 m/2/ of warehouse space, as delimited and marked in blue on the map attached hereto as Exhibit 3 (the "Warehouse Space");
     - approximately 1,800 m/2/ of A office space, as delimited and marked in green on the map attached hereto as Exhibit 3 (the "A Office");
     - approximately 450 m/2/ of attached office space, as delimited and marked in orange on the map attached hereto as Exhibit 3 (the "Attached Office");
     - the parking spaces located on the land on which the Building is seated as delimited and marked in yellow on the map attached hereto as Exhibit 3 (the "Parking Area");

     (together the "Premises")

1.2. The final exact areas of the Warehouse Space, the Attached Office end the A Office shall be determined on the date on which the respective areas will be handed over to the Lessee and will be indicated separately for the Warehouse Space, the Attached Office and the A Office in the respective protocols of delivery of the Premises.

1.3. Apart from the Premises, the Lessee (which term for the purpose of this section includes also its employees, agents, contractors, invitees and guests) shall be entitled at all times, as of First Delivery Date such as it is defined in article 5 herein, to use the common areas within the Building as may reasonably be required to enable the Lessee to use the Premises for all purposes in connection with the Lessee's use of such areas.

1.4. The Lessee shall use the Warehouse Space, the Attached Office and the A Office according to their intended use as a warehouse and as offices.


Article 2: Use of the Building
------------------------------

2.1. The Parties agree that the Lessor shall lease the Premises to the Lessee and that the remaining part of the Building shall be rented as a whole or in part to third parties (the "Lettable Space") where:

     the Lessor shall:

     - configure the Lettable Space in such a way as allowing the Lettable Space to be let as a whole or in 3 parts at the most and provide the Lessee with plans showing the proposed reconfiguration for its approval, which shall not be unreasonably withheld or delayed,
     - obtain all necessary permits or permissions for the configuration of the Lettable Space,
     -  manage the marketing and the letting of the Lettable Space,
     - let the Lettable Space only to companies or businesses of sufficient financial strength as to be able to meet their obligations under the terms of the lease agreements executed in connection with the Lettable Space,
     - seek the consent of the Lessee to any letting, which consent shall not be unreasonably withheld or delayed,

     and the Lessee shall:

     - not unreasonably withhold or delay its consent to the configuration of the Lettable Space,

     - not unreasonably withhold or delay its consent to any letting or the terms and conditions thereof; including but not limited to the amount of the rent, of any lease of the Lettable Space.

2.2. The Lessor shall bear any agency fees in connection with the leasing of the Lettable Space prior to the date on which the ownership of 100 % of the shares and voting rights of Flex Invest is transferred to Carey Agri (or any such affiliate of CEDC Group as appointed by Carey Agri).


Article 3: Use of the Premises
------------------------------

3.1. The Lessor shall lease the Premises equipped with installations described in Exhibit 4 hereto. All costs connected with the above equipment and installations shall be borne by the Lessor.

3.2. The Lessee, at its own expenses and on condition that the Lessee obtains all necessary permits and authorisations, shall be entitled to carry out its additional fitting-out programme such as but not limited to partition walls, internal doors and installation works resulting from the Lessee's requirements subject to a prior written consent of the Lessor. Prior to applying for the Lessor's consent, the Lessee shall provide the Lessor with its written plan of the additional fitting-out works and/or installation and improvements. Any structural alterations of the Premises shall require the prior written consent of the Lessor. The Lessee's contractors for structural alterations to the Building shall be approved by the Lessor or its principal contractor.

3.3. All costs related to the Lessee's fitting-out programme and which are not included in Exhibit 4, shall be borne by the Lessee.

3.4. All costs related to the construction of access road and openings on the access road made in order to assure access to the Building shall be borne by the Lessor.

Article 4: The A Office
-----------------------

4.1. In order for the A Office to correspond to the Lessee's requirements, the Lessor shall provide additional construction works consisting of approximately 1,800 m/2/ of additional office space which shall be of "class A" standard of specification and the quality and style and design shall reflect Carey Agri's intended use as a corporate head office. Therefore the Lessor shall request an additional building permit from the relevant authorities.

4.2. The Lessor shall apply for the building permit on the basis of the technical specification of the A Office and for the agreement of the roads authorities to lay out a car parking circulation and manoeuvering of traffic and connection to ul. Nowy Wynasalek such as they have been agreed by the Parties and are attached hereto as Exhibit 4, within 6 weeks as of the date of execution of this Agreement. The construction works related to the A Office shall commence within 1 week of receipt of the final and binding building permit allowing the Lessor to carry out the construction works such as set in Exhibit 4. The construction works shall not last for more than 14 weeks as of this date.

     It is agreed that the drawings and technical specifications included in
     Exhibit 4 hereto are final except for the partitioning walls in the A Office and the Attached Office and the partitioning walls which shall separate the Warehouse Space from the Lettable Space. The final drawings for the above partitioning walls shall be delivered to the Lessor before March 14, 2000 and included in Exhibit 4. Shall they not be delivered to the Lessor by this date, the partitioning walls shall be made according to the drawings included in Exhibit 4 as of the date of execution of this Agreement.


Article 5: Commencement of the Lease
------------------------------------

5.1. The Lessor leases the Warehouse Space and the Attached Office to the Lessee as of the date on which the Warehouse Space and the Attached Office are delivered to the Lessee (the "First Delivery Date").

     The First Delivery Date shall occur within 7 business days as of the date on which the Lessor obtains the exploitation permit corresponding to the Warehouse Space and the Attached Office from the relevant authorities which is planned to be on July 1, 2000.

     The Lessor shall notify the Lessee in writing of the fact that he obtains the exploitation permit relating to the Warehouse Space and the Attached Office within

     2 business days as of the date on which such exploitation permit is issued to the Lessor.

5.2. The Lessor leases the A Office to the Lessee as of the date on which the A Office is delivered to the Lessee (the "Second Delivery Date").

     The Second Delivery Date shall occur within 7 business days as of the date on which the Lessor obtains an exploitation permit corresponding to the A Office from the relevant authorities .

     The Lessor shall notify the Lessee in writing of the fact that he obtains the exploitation permit relating to the A Office within 2 business days as of the date on which such certificate is issued to the Lessor. The Lessor shall make its best efforts in order for the A Office to be delivered to the Lessee no later than October 1, 2000.

5.3. Upon First Delivery Date and Second Delivery Date the Parties shall sign protocols of reception stating inter alia that the Warehouse Space, Attached Office and A Office meet with the technical specifications expected by the Lessee and described in Exhibit 4 hereto and stating the exact surface of the Warehouse Space, Attached Office and A Office.

     The surfaces of the Warehouse Space, the Attached Office and the A Office as determined in the two above protocols of reception shall be the basis of calculation of the amount of the Rent such as defined in article 6 herein.

5.4. Shall the Lessee refuses the delivery of the Warehouse Space, the Attached Office or the A Office on First Delivery Date and/or Second Delivery Date notwithstanding the notice which have been served to him in accordance with sections 5.1. and 5.2. above or shall the Lessee fails to sign the protocol of reception on First Delivery Date and/or on Second Delivery Date, notwithstanding the fact that the Warehouse Space, the Attached Office and/or the A office comply with the technical specifications attached hereto as Exhibit 4, the Lessor shall be entitled to sign the protocol of reception on First Delivery Date and Second Delivery Date, and the Lessee will be deemed to have signed it.

     The Parties agree that the protocols of reception shall be signed notwithstanding minor differences between the actual specification and the technical specification described in Exhibit 4 hereto provided the differences do not alter the intended use by the Lessee of the Warehouse Space, the Attached Office and the A Office. Therefore shall the Lessee fails to sign the protocol of reception on First Delivery Date and/or on Second Delivery Date because of the above minor differences where such differences do nor alter the intended use by the Lessee of the Warehouse Space, the Attached Office and the A Office, the Lessor shall be entitled to sign the protocol of reception on First Delivery Date and Second Delivery Date, and the Lessee will be deemed to have sign it.

5.5. The Lessor shall lease the parking spaces in the Parking Area to the Lessee as soon as the parking spaces are made available to it but no later than the Second Delivery Date. The Lessor shall notify the Lessee in writing of the fact that all or part of the parking spaces are available to be delivered within 2 business days as of the date on which the parking spaces are delivered to the Lessor.

     The Lessor shall rent all the parking spaces included in the Parking Area within 5 business days as of the date on which the Lessor notified it of the availability of all or part of the parking spaces.

5.6. Upon signing and subject to the Lessor's approval which shall not be unreasonably withheld or delayed, the Lessor shall allow the Lessee to have access to the Premises before First Delivery Date for the purpose of carrying out fitting out works in the Premises provided that the Lessee shall conduct such operations and works in such a manner such as not to damage the Building nor interfere with the general contractors or its subcontractors' works, nor delay First Delivery Date or Second Delivery Date nor prevent not impair the normal use of the Building by other tenants.

     The Lessee shall notify the Lessor of its intent to enter the Premises or the Building at least 2 business days prior to the date of entry. The Parties shall upon the date of entry and the date on which the fitting out works are completed a protocol stating the state of the Building or the Premises or the part of them in which the fitting out works are to be carried out. On the basis of the protocols, the Lessee shall be liable for all damages, whether material or financial, or delays which it has caused while carrying out the fitting out works.


Article 6: Rent and Payment of the Rent
---------------------------------------

6.1. The Lessee shall pay a monthly rent for the Premises which shall be calculated as follows:

     -  the PLN equivalent of USD 8.50 per m/2/ for the Warehouse Space,
     -  the PLN equivalent of USD 20.00 per m/2/ for the A Office,
     -  the PLN equivalent of USD 18.00 per m/2/ for the Attached Office,
     -  the PLN equivalent of USD 40.00 per one Parking Space,

     (the "Rent").

     The above amounts do not include VAT which shall be added. All Rent amounts shall be converted in PLN using the average exchange rate published by the National Bank of Poland on the day preceding that on which the invoice is issued by the Lessor.

6.2. The Rent for the Warehouse Space, for the Attached Office shall be due by the Lessee as from First Delivery Date.

     The Rent for the A Office shall be due by the Lessee as from Second Delivery Date.

     the Rent for each one of the parking spaces shall be due as from the date on which each one of the parking spaces is delivered to the Lessee.

6.3. The Lessor shall pay the Rent on the basis of invoices issued by the Lessor before the last day of the month before that for which it is due. The Lessee shall pay the invoices to the Lessor's bank account such as indicated on the invoice within 7 business days as of the date on which it has been issued. The date of payment shall be deemed to be that on which the Lessor's bank accounted is credited.


Article 7: Service Charges
--------------------------

7.1. In addition to the Rent, the Lessee shall pay a share of the Service Charges for all and any expenditure reasonably and properly incurred in connection with the operation, maintenance and repairs of the Building and, unless the Parties agree otherwise in writing prior First Delivery Date, shall comprise those services as set out in Exhibit 5 hereto and any other expenditure as necessary for the functioning of the Premises at the Lessor's reasonable discretion.

     Service charges shall be apportioned between all the tenants of the Building including the Lessee on a usage basis or on the metering of the surface allocated to each one of the lessees or according to the proportion of the leased surface.

     The Lessee shall have the right to participate in the selection of property managers, service providers or contractors.

7.2. The Services Charges shall be calculated according to the following estimated rate:

     - the PLN equivalent of USD 3 per m/2/ and per month for Attached Office and A Office,
     -    the PLN equivalent of USD 1 per m/2/ and per month for Warehouse
          Space.

7.3. The Services Charges, calculated in accordance with sections 7.1. and 7.2. herein shall be invoiced quarterly in advance before the last month preceding the quarter for which they are due as from First Delivery Date and Second Delivery Date. The Lessee shall pay the Service Charges within 7 business days as of the date the invoice is issued on the bank account of the Lessor such as indicated on the invoice.

     The Parties shall reconcile annually the amounts of the Service Charges by the Lessor. Shall the Lease Agreement be terminated by either one of the Parties, the reconciliation of the Services Charges shall be made within 60 days as of the date on which this Agreement is terminated.

7.3. The Lessee acknowledges that the services being the object of the service charges and described in Exhibit 5 hereto shall be provided by the Lessor in accordance with this Agreement and that the Lessor shall be liable for the proper provision of those services to the Lessee.

7.4. Shall the list of services provided by the Lessor to the Lessee in relation to the Premises be extended the said services shall be deemed to be included in the above mentioned list. The services shall be invoiced separately to the Lessee.

7.5. The Lessee telephone, water electricity, gas and other commodities charges shall be borne by the Lessee and shall not be deemed as being including in the Services Charges.

7.6. The Service Charges described above is an estimate only and shall be adjusted by the Parties after First Delivery Date shall it occur that the Services Charges have been over or under estimated.


Article 8: Deposit
------------------

8.1. Upon First Delivery Date, the Lessee shall pay to the Lessor a deposit amounting USD 272,000.00 . The Down Payment amounting to USD 50,000 which has been paid by the Lessee on the date on which the Heads of Terms have been executed by the Parties may be deducted from the above deposit.

8.2. Upon Second Delivery Date, the Lessee shall pay to the Lessor a deposit amounting to USD 108,000.

8.3. The Deposit shall be given back to the Lessee on the day on which this Lease Agreement is terminated in accordance with article 11 herein unless it is used to cover damages in the Premises caused by the Lessee.


Article 9: Maintenance and Repair of the Premises
-------------------------------------------------

9.1. The Lessee shall carry out at its expense all maintenance, repair and replacements within the Premises including repairs to any technical facilities ( e.g. electrical, sanitary, heating and air conditioning installations), if such facilities are in the Premises and are used exclusively by the Lessee provided that the Lessee shall not be responsible for the repair of electrical sanitary, heating, air conditioning or other technical facilities which form part of an integrated system serving other parts of the Building than the Premises nor for repairs and replacements of structural elements of the Premises which shall be the responsibility of the Lessor as provided in article 9.2. herebelow. Should the Lessee fail to comply with any of its duties such as described in this section 9.1., the Lessor shall be entitled to enter the Premises and to have any and all repairs such as necessary at the Lessee's expenses.

9.2. The Lessor shall be liable to make all repairs and replacements of structural elements of the Building according to what is customary in Poland. However, the Lessee shall inform the Lessor of the necessity of such structural repairs to be made immediately upon the occurrence of the event rendering the structural repair necessary. Shall the Lessor fail to make the repairs the Lessee shall be entitled to carry out the repairs at the Lessor's expenses.

       Shall the Lessee fails to immediately notify the Lessor of a fact which may require structural repairs to be made, the Lessee shall be liable for any and all damages caused to the Building, whether on the Premises or in the Lettable Space as a result of the failure of the Lessee to notify the need of immediate structural repairs.


Article 10: Duration
--------------------

This Lease Agreement shall be in force as of the date of its signature and until the end of a 5-year period as of the First Delivery Date, subject to the provisions of article 11 herein.


Article 11: Termination
-----------------------

11.1. This Agreement may be terminated under the terms and conditions defined in this article 11.

11.2. This Agreement shall be automatically terminated on the day on which Carey Agri (or any affiliate of CEDC Group such as appointed by Carey
       Agri) acquires the full ownership of 100 % of the shares and voting rights of Flex Invest, which day is defined as Closing in the Share Purchase Agreement attached hereto as Exhibit 2. In this case this Agreement shall be deemed as terminated without notice and without the need for any of the Parties to notify the other of the termination.

11.3. Shall Closing not occur before December 31,2000 either because the President of the Polish Office for the Protection of Competition and Consumers refuses to authorise Carey Agri ( or any affiliate of CEDC Group such as appointed by Carey Agri) to purchase 100 % of the shares and voting rights in Flex Invest or because the Minister for Interior and Administration refuses to issue a permit allowing Carey Agri (or any such affiliate of CEDC Group as appointed by Carey Agri) to purchase 100 % of the shares and voting rights in Flex Invest, the Parties agree that they shall meet in order to discuss the terms and conditions of a new lease agreement the object of which being the Premises such as are defined herein. Shall the Parties not agree on the terms and conditions of a new lease agreement before March 31, 2001, this Agreement shall be automatically terminated on September 30, 2001. In this case this Agreement shall be deemed as terminated without notice and without the need for any one of the Parties to notify the other of the termination.

11.4. The Lessor may terminate this Lease Agreement with a 2-week written notice in case the Lessee does not pay the Rent for 3 consecutive months notwithstanding summons served on him by the Lessor,

11.5. The Lessor may terminate this Lease Agreement without notice in case the Lessee is liquidated or declared bankrupted or is undergoing arrangement proceeding so as may have a materially adverse effect on his ability to pay the Rent.

11.6. The Parties shall upon termination of this Lease Agreement establish and sign a protocol of delivery of the Premises to the Lessor setting out the state of the Premises as of the date of delivery. The Lessee shall be liable to pay for all such works which will have to be made by the Lessor in order to restore the Premises to their original state, to the exclusion of normal wear and tear.

Article 12: Insurance
---------------------

12.1. The Lessor shall insure the Building against all risks such as are customary in Poland. The proportional amount of the insurance costs borne by the Lessor in connection with the Premises shall be included in the Service Charges as described in article 7 herein.

       The Lessor shall provide the Lessee with the copies of the insurance policies contracted in relation with the Building and in force as of First Delivery Date.

12.2. The Lessee shall be liable to keep the Premises insured against all risks including third parties liabilities and shall keep all material, equipments and stocks which are to be fitted or stocked in the Premises during the whole term of the lease. The insurance policy shall be accepted by the Lessor.

       The Lessee shall within 14 business days of First Delivery Date provide the copy of the insurance policy which he has contracted with regards the Warehouse Space and the Attached Office.

       The Lessee shall within 14 business days of Second Delivery Date provide the copy of the insurance policy which he has contracted with regards the A Office.

       The insurance policies shall cover the Lessee's risks as of the respective delivery date.

       Any modifications of the insurance policies such as but not limited to the change of the insurance company, of the extent of risk covered by the insurance policy or the amount of premiums shall be accepted by the Lessor before they are made by the Lessee.



Article 13: Assignment of rights
--------------------------------

13.1. The Lessor is entitled to assign its rights and obligation arising out of the Lease Agreement to Flex Invest once Flex Invest has acquired the ownership of the land on which the Building is located.

13.2. The assignment of the Lessee's rights and obligations under this Lease Agreement shall only be allowed to an affiliate of CEDC Group and provided the proposed assignee has sufficient financial strength, on its own or backed by CEDC Group, as to be able to meet its obligations under the terms of this Lease Agreement.


Article 14: General Conditions
------------------------------

Any matter not provided for in this Lease Agreement shall be governed by the General Conditions of Agreement, attached hereto as Exhibit 6. In the event of any discrepancies between the provisions of this Lease Agreement and those of the General Conditions of Agreement, the provisions of the lease Agreement shall prevail.


Article 15: Miscellaneous
-------------------------

15.1.  Whole Agreement. The Exhibits to this Lease Agreement form an integral
       ---------------
       part of this Lease Agreement and shall be binding upon the Parties in the same way as the lease Agreement is. In the case of any discrepancies of the provisions of this lease Agreement and those of any of the Exhibits, the provisions of this Lease Agreement shall prevail.

15.2.  Severance. If any term or provision of this Agreement is held to be
       ---------
       illegal or unenforceable in whole or in part, under any enactment or rule of law such term or provision or part shall to the extent be deemed not to form part of this Agreement but the enforceability of the remainder of the Agreement shall not be affected.

15.3.  Amendments. Any and All amendment to this Lease Agreement or Exhibits
       ----------
       thereto shall be made in writing and agreed by both Parties under pain of nullity.

15.4. Any notices, request, consent or other communication to be given by a Party hereto shall be given in writing in English and deemed to be valid and effective if personally served, sent by facsimile transfer or sent by registered prepaid mail to the addresses indicted in the headings hereto or to such other address as may be notified by a party pursuant to this
       Article 15.4.

       A notice shall be deemed to have been given (a) in the case of personal services, at the time of service, (b) in case of facsimile transfer, at the time of receipt, and (c) in the case of prepaid registered mail, at the time of receipt.

15.5.  Governing Law. This Lease Agreement shall be governed by and construed in
       -------------
       accordance with the laws of the Republic of Poland.

15.6.  Arbitration. All disputes arising out of or in connection with this Lease
       -----------
       Agreement shall be submitted for final settlement by the Parties to the Arbitration Tribunal at the Warsaw Domestic Chamber of Commerce and the arbitration proceedings shall be under the rules of the said tribunal. Proceedings shall be conducted in the English language. The award of the Arbitration Tribunal shall be final and binding and non-appealable and shall be enforceable in any court of competent jurisdiction.

15.7.  Counterparts. This Lease Agreement is executed in 4 identical copies, 2
       ------------
       copies for each one of the Parties.

This Agreement has been signed in 2 identical copies in the English language, 1 copy for each one of the Parties.

In witness whereof, this Agreement has been executed by the Parties hereto in Warsaw, Poland, on the date first above written.





     __________________________________      __________________________________
               for Carey Agri                             for Omega
               William Carey                            Paul Gueyssens